Exhibit 99.1

PATHION Inc. acquires Ideal Power’s power conversion business unit and technology

Saratoga, California and Austin, Texas – April 17, 2019 – PATHION Holdings, Inc. and its subsidiary, PATHION Inc. (together, “PATHION”) a provider of safe and intelligent energy solutions has entered into an agreement with Ideal Power Inc. (NASDAQ: IPWR), a semiconductor and power conversion technology company, to purchase Ideal Power’s Power Conversion Systems business and Power Packet Switching Architecture (PPSA™) technology for a combination of cash and shares of common stock in PATHION Holdings, Inc.

Ideal Power’s patented PPSA™ technology enables innovative solutions for system integrators and project developers for a broad set of growing markets, including on and off-grid commercial solar+storage, utility grid services, electric vehicle charging, stand-alone energy storage and microgrids. PPSA™ dramatically reduces the size, weight, and cost of power conversion systems, while also increasing system efficiency and flexibility. “Ideal Power’s bi-directional AC and DC inverter technology will greatly increase the flexibility and resiliency of PATHION’s energy storage systems in the future,” said PATHION CEO Mike Liddle. “This technology provides PATHION with a sustainable competitive advantage, delivering intelligent optimized energy generation.”

PATHION’s approach to the commercial and industrial (C&I) energy storage market is to bring a comprehensive energy solution complete with batteries, power conversion system, thermal management, advanced monitoring, and energy management system. “We believe integrating PPSA™ technology into PATHION’s total solution will provide a greater competitive advantage in the C&I market sector. Additionally, incorporating our B-TRAN™ technology into future PPSA™-based power converters provides a sustainable long-term competitive advantage for PATHION’s solutions. We are excited to help enable this opportunity and its potential to directly benefit our shareholders through our equity position in PATHION,” said Dr. Lon Bell, Chairman and CEO of Ideal Power.

As we move toward a clean energy future, we shift from slower mechanical power sources to more precise and flexible inverter-based resources. PATHION is at the forefront, working to deliver more ways to benefit our partners and customers with energy applications ranging from reducing the cost of supply when demand is high, or simply allowing PV to time-shift to better align with consumption to providing off-grid operations in emergencies, or supplying instant high-power to critical processes.

“Looking forward into 2019 and beyond, Ideal Power can now focus all our resources and efforts on the commercialization of our proprietary B-TRAN™ technology. Our business model leverages capabilities at existing semiconductor fabrication facilities, collaborations with major universities and our relationships with semiconductor experts to complement our company’s modeling, power switch development and characterization capabilities,” concluded Bell.

Details of the transaction are described in Ideal Power’s 8-K filed today with the Securities and Exchange Commission.

About PATHION Inc.

PATHION provides safe and intelligent energy solutions that address today’s critical problems of energy costs, reliability, and quality. PATHION produces high-performance energy systems for commercial, marine, industrial, utility and government applications. PATHION’s solutions result in maximized energy savings, ongoing energy resilience and security, and new-found revenue. Our system combines any energy generation source including solar, wind and grid with advanced energy storage to provide a fully-financed, turnkey solution delivering the highest performance.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is a semiconductor and power conversion technology company focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch expected to deliver substantial performance improvements over today's conventional power semiconductors. B-TRAN™ offers the potential to improve efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, PV inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the successful closing of the sale of our PPSA business, the success of our B-TRAN™ technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, whether we can continue as a going concern and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
Chris Tyson, IPWR@mzgroup.us  949.491.8235

PATHION Press Relations Contact:

Dave Hurley, dhurley@pathion.com 408.484.9009